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Roche Molecular Systems
A Member of the Roche Group                        Roche Molecular Systems, Inc.
                                                   1145 Atlantic Avenue
                                                   Alameda, California 94501

                                                   510-865-5400


February 26, 1997

Mr. Michael Petrillo
Vice President, Sales and Marketing
LIFECODES CORPORATION
550 West Avenue
Stamford, Connecticut 06902

RE:   License agreement on HLA products for human tissue typing

Dear Mike,

We refer to the HLA Product License Agreement between our companies dated February 26, 1997.

You have asked whether Licensed Products under the above referenced agreement may be used by Lifecodes' customers for parentage determination ("paternity" testing). As we understand it, the reason for your request is that the product may be used for "paternity" testing, a field which is currently not licensed to Lifecodes, and yet Lifecodes will not in all cases be in a position to ascertain the final customer's actual use of the product.

Based on the above representation of Lifecodes, RMS agrees that Lifecodes' customers' use of the Licensed Products for paternity testing applications will not constitute a breach of the above-mentioned agreement, as long as all other terms and conditions of the said agreement, specifically the reporting and paying of royalties, are respected. RMS's agreement shall be only for so long as Lifecodes in fact cannot ascertain the customers' actual use of the product and so long as Licensed Products can be used in both the tissue typing and paternity fields.

Lifecodes agrees it will provide to RMS, as part of the contractually required reporting information about the amount of Licensed Products, an estimate of the percentage or number of Licensed Products which were used by Lifecodes' customers for paternity testing applications.


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Mr. Michael Petrillo                 -2-                 February 10, 1997


If you are in agreement with the above, please countersign for acceptance and return two originals for our files.

Yours very truly,

ROCHE MOLECULAR SYSTEMS, INC.               F. HOFFMANN-LAROCHE, LTD.


/s/ Kathy Ordonez                           /s/
-------------------------------             ------------------------------
Kathy Ordonez                               Name:
President                                   Title:



                                      Apprv'd As To Form

                                          LAW DEPT.
                                           By FSR

Understood and Accepted
LIFECODES CORPORATION


/s/ Michael Petrillo
-----------------------------
Michael Petrillo
Vice President, Sales and Marketing

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Enclosures